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                        ADMINISTRATIVE SERVICES AGREEMENT

         THIS AGREEMENT made as of the 19th day of July, 1996,

BETWEEN:

          ASIA ENERGY LTD., a corporation incorporated under the laws of the Province of Alberta, having its principal office in the City of Calgary, in the Province of Alberta (hereinafter referred to as "Asia Energy")

                                                              OF THE FIRST PART,

                                     - and -

          TERRITORIAL RESOURCES, INC., a corporation duly incorporated under the laws of the State of Colorado, having its principal office in the City of Houston, in the State of Texas, (hereinafter referred to as "Territorial")

                                                             OF THE SECOND PART.


     WHEREAS Territorial has agreed to provide administrative services to Asia Energy at the sole cost and expense of Territorial;

     NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and of the respective covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   SERVICES

     Subject to the terms and conditions of this Agreement, Territorial shall, at its sole cost and expense, provide to Asia Energy those services more particularly described in Schedule A attached hereto and incorporated by reference herein and any other services ancillary or reasonably related thereto. Asia Energy hereby authorizes Territorial to take any and all actions and to exercise any and all rights in the name of and on behalf of Asia Energy as are reasonably necessary or related to the performance of Territorial's obligations under this Agreement. The maximum aggregate amount of liability that Territorial shall be liable for under the terms of this Agreement shall be $300,000 in Canadian funds. Notwithstanding any provision of this Agreement (including Schedule A hereto) to the contrary, Territorial shall not be responsible for the payment or performance of any obligation, liability or other cost or expense incurred by Asia Energy as a result of any contract or agreement entered into by Asia Energy, or any action of Asia Energy taken, without the written consent thereto of Territorial. Nothing in this Agreement shall require Territorial to offer any business or other opportunities to Asia Energy or to disclose any confidential information of Territorial to Asia Energy.


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                                    -2-


1.   TERM

     The term of this Agreement shall be one (1) year commencing on the date hereof and thereafter shall continue in full force and effect from year to year subject to earlier termination as provided in Section 3 below.

1.   TERMINATION

     Either party may terminate this Agreement at any time by giving notice in writing to the other party. Such termination shall be effective immediately. Unless the parties hereto agree otherwise, this Agreement shall be automatically terminated in the event that Daniel A. Mercier ceases to be the Chief Executive Officer of Territorial for any reason whatsoever.

1.   EFFECT OF TERMINATION

     Upon termination of this Agreement pursuant to Section 3, no party shall have any further obligation to the other party under this Agreement except that Territorial shall be required to promptly deliver to Asia Energy copies of all records, documents and books of account maintained under the terms of this Agreement and all other documents and materials relating thereto which are in the possession or control of Territorial. Notwithstanding the foregoing covenant by Territorial, Territorial shall be entitled to maintain one copy of all such records, documents and books of account subject to any confidentiality provisions contained therein. Notwithstanding any termination of this Agreement, the provisions of Sections 5 and 6 and any other provisions of this Agreement necessary to give efficiency thereto shall continue in full force and effect following any such termination.

1.   MUTUAL INDEMNIFICATION

     Each party shall indemnify and hold harmless the other party and its officers, directors, employees, agents and subcontractors from and against any and all losses, damages, penalties, costs and expenses (including reasonable legal and accounting fees and expenses) of whatsoever kind and nature incurred by, borne by or asserted against any of such indemnified parties in any way relating to, arising out of or resulting from the breach or the failure of performance by the indemnifying party of any of the covenants, promises or agreements that it is to perform under this Agreement, unless caused by the gross negligence or wilful misconduct of any such indemnified party.

1.   CONFIDENTIALITY

     (a) All information that Territorial receives or generates as a result of or in connection with the services rendered to Asia Energy under this Agreement is the exclusive property of Asia Energy, shall be kept secret, shall be treated as proprietary to Asia Energy and may not be shared with or traded to third parties without the prior written consent of Asia Energy. Territorial shall use the same standard of care in preserving the confidentiality of such information as the standard of care which is or should be used by Territorial in protecting its own proprietary confidential information which is of a similar nature or importance. The restriction set forth in this paragraph shall not apply to any part of the confidential information


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                                    -3-



of Asia Energy (i) which is, at the time of disclosure by Territorial, a part of the public domain through no violation of this Agreement, (ii) which, as confirmed by written records, is hereafter lawfully acquired by Territorial through a third party under no obligation of confidence to Asia Energy, or
(iii) the disclosure of which is consented to by Asia Energy in writing prior to such disclosure.

     (b) If Territorial is requested or required (by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process) to disclose confidential information of Asia Energy, Territorial shall promptly notify Asia Energy of such request or requirement to allow Asia Energy to seek an appropriate protective order or waive compliance with the provisions with this Agreement. If, in the absence of a protective order or a receipt of a waiver hereunder, Territorial is legally compelled to disclose the confidential information of Asia Energy or else stand liable for contempt or suffer censure or significant penalty, Territorial may disclose to the party compelling disclosure only such of the confidential information as is required by such party compelling disclosure to the extent of the legal compulsion. Territorial will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be afforded the confidential information of Asia Energy.

1.   MAINTENANCE OF RECORDS

     Territorial shall retain all books, accounts, invoices, statements and records relating to the services provided under this Agreement for a period of six years after the end of the calendar year to which the records relate. Upon reasonable notice to Territorial, Asia Energy may have access to the records for the purposes of an audit to be conducted at its own expense and, for the purpose of the audit, Asia Energy may examine the records and make copies of them at its own expense.

1.   ACCESS TO RECORDS

     Upon reasonable request by Territorial, Asia Energy shall promptly forward to Territorial such information as Territorial may require and Asia Energy shall also allow Territorial and its representatives and employees reasonable access to Asia Energy's premises and records, documents and books of account in order to enable Territorial to perform its obligations hereunder.

1.   COOPERATION AND GOOD FAITH

     Each party agrees to cooperate with the other party hereto in the performance of and to use good faith efforts to comply with their respective covenants and obligations hereunder.

1.   NOTICE

     (c) Notices, reports and other communications required or permitted by this Agreement to be given or sent by one party to the other, except where herein otherwise provided, shall be in writing and shall be delivered by hand, or mailed by prepaid registered post or transmitted by telecommunications to the addressee as follows:


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                                    -4-


     ASIA ENERGY LTD.
     950, 333 - 5th Avenue S.W.
     Calgary, Alberta
     T2P 3B6

     ATTENTION:  MR. DANIEL A. MERCIER

     Facsimile No.:  (403) 233-7354

     TERRITORIAL RESOURCES, INC.
     1300 Main Street, Suite 1840
     Houston, Texas  77002
     U.S.A.

     ATTENTION:  MR. WILLIAM C. PENTTILA

     Facsimile No.:  (713) 658-0539

     Either party may by notice to the other party change its address.

     (d) If a notice is mailed by prepaid registered post in Alberta or Texas, it shall be conclusively deemed to have been received by the addressee on the seventh business day following the mailing thereof. If a notice is transmitted by telecommunication, it shall be conclusively deemed to have been received by the addressee on the business day next following such transmittal. In this paragraph, "business day" means any day when the usual complement of the addressee is present for the conduct of regular business at its address for service. If a notice is delivered, it shall be conclusively deemed to have been received by the addressee upon receipt thereof.

1.   ENUREMENT

     This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and assigns.

1.   GOVERNING LAW

     This Agreement shall be construed and enforced and the rights of the parties hereto shall be governed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and the parties hereto do hereby irrevocable attorn to the jurisdiction of the Courts of the Province of Alberta.

1.   ASSIGNMENT

     Neither party may assign this Agreement, by operation of law or otherwise, without the prior written consent of the other party.

1.   FURTHER ASSURANCES


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                                    -5-


     The parties shall carry out such further acts and things and shall execute such further documents as may reasonably be required to carry out the true intent and meaning of this Agreement.

1.   INDEPENDENT CONTRACTOR

     The parties hereto expressly acknowledge that the relationship between the parties created as a result of this Agreement is one of independent contractor, and no other relationship.

1.   WAIVER

     A waiver by or on behalf of a party of any provision or any breach of this Agreement is not binding upon it unless the waiver is expressed in writing and is duly executed by that party or is signed by its authorized representative; and a waiver does not operate as a waiver of a future breach, whether the future breach is of a like or of a different character.

1.   EXECUTION BY COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement.


     IN WITNESS WHEREOF the parties have hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first above written.


                                       ASIA ENERGY LTD.


                                       Per:
                                            ---------------------------------

                                       Per:
                                            ---------------------------------

                                       TERRITORIAL RESOURCES, INC.


                                       Per:
                                            ---------------------------------

                                       Per:
                                            ---------------------------------


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                                   SCHEDULE A

This is Schedule A attached to and forming part of the Administrative Services Agreement made as of the 19th day of July, 1996 among Asia Energy Ltd. and Territorial Resources, Inc.
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1.   Coordinate and ensure the timely preparation and filing of all tax returns required to be filed by Asia Energy provided, however, Territorial shall not be liable for the payment when due of any assessments or reassessments or any other taxes or governmental charges payable by Asia Energy.

2. Prepare and circulate any written communications to shareholders which may be reasonably required including, without limiting the generality of the foregoing, financial statements.

3. Except as provided in item 1 above, cause Asia Energy to pay all charges and other expenses relating to the operation of its business including, without limiting the generality of the foregoing, rent, light and power rates, wages and insurance premiums as they become due and any other operation expenses.

4. Maintain all permits, licenses and registrations required to maintain the existence of Asia Energy.

5.   Undertake all required communications with governmental authorities.

6. Establish and maintain proper financial records and books of account respecting the operations and business of Asia Energy and provide full accounting services with respect to Asia Energy's business.